UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):        May 11, 2011

AMERICAN ELECTRIC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Florida	000-24575	59-3410234
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6410 Long Drive, Houston, TX	77087
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-644-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 12, 2011, American Electric Technologies, Inc. (the “Company”) issued a press release announcing its financial results for the three months ended March 31, 2011. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011 American Electric Technologies, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). The stockholders approved an amendment to the 2007 Employee Stock Purchase Plan to increase the number of shares available for issuance under the plan from 50,000 to 125,000.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The voting results on matters considered by stockholders at the Annual Meeting held May 11, 2011 were as follows:

1.	To elect six members to the Company’s Board of Directors:

Director Nominee	Votes For	Votes Withheld	Broker Non-Votes
Arthur G. Dauber	5,168,621	168,473	1,092,057
J. Hoke Peacock II	5,168,583	168,511	1,092,057
Peter Menikoff	5,287,106	49,988	1,092,057
Howard W. Kelley	5,287,786	49,308	1,092,057
Thomas P. Callahan	5,287,486	49,608	1,092,057
Charles M. Dauber	5,169,831	167,263	1,092,057

2.	To ratify the selection of the independent registered public accounting firm for the fiscal year ending December 31, 2011.

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
6,423,378	2,561	3,212	0

3.	To approve amendments to the 2007 Employee Stock Purchase Plan:

Votes For	Votes Against	Votes Withheld	Broker Non-Votes
5,295,993	29,863	11,238	1,092,057

Item 9.01 Financial Statements and Exhibits.

10.1 – 2007 Employee Stock Purchase Plan, as amended.

99.1 – Press Release dated May 12, 2011 announcing financial results for the three months March 31, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN ELECTRIC TECHNOLOGIES, INC.

Date: May 17, 2011	By:	/s/ Frank R. Pierce
Frank R. Pierce
Senior Vice President and CFO

EXHIBIT INDEX

Exhibit Number	Description

10.1	2007 Employee Stock Purchase Plan, as amended.
99.1	Press Release dated May 12, 2011 announcing financial results for the three months March 31, 2011.